Exhibit A                                                         Exhibit H2



                            Wicklund Holding Company
                              Accredited Investor
                       Subscription Agreement Offered By
                          Executive Officer Of Issuer
                        Signed and Dated March 25, 1998
              By Gary G. Bal Representing Laser Engineering, Inc.
              And James N. Turek Representing Wicklund Holding Co.



     The following terms and conditions have been agreed to as part of the above titled Subscription Agreement.

     1.   Take over commenced as of March 25, 1998

     2. Gary G. Bal has an employment contract with an annual income of $250,000.00. Wicklund agrees to guarantee this employment contract as long as the terms and conditions of the employment contract are met.

     3. A bonus of $500,000.00 will be paid to Bal over five years from the take over date. $200,000 is due and payable 90 days from the submittal date to the bank for financing. The $300,000 balance may be taken in cash or stock. If taken in stock, year 1 would be at .51 a share, 2nd year at 1.00 a share, and the 3rd year at 2.00 a share. Bal must provide us with a schedule of his intentions so as not to hold up any release of control.

     4. There shall be no recourse from either party unless the Bals have not been paid $200,000 or a new timetable is established. If not paid, Bal will return the 1,960,784 shares of stock that were issued with the signing of the Accredited Investor Subscription Agreement.

     5. Laser is to continue being managed by Bal as Vice President and Secretary Treasurer with monthly reporting to the Board of Directors of WHC by phone, financials and/or in person. James N. Turek will serve as President. Upon the $200,000 payment, full financial control is turned over to WHC. Prior to that, Bal agrees that any check other than his payroll check and normal expenses will be co-signed by WHC that goes to him, other family members or any non-normal expense.

     6. Further, Bal agrees not to indebt Laser in any way without WHC concurrence in written form.

     7. We will establish a line of credit to be mutually agreed on its use by Bal and Turek with a minimum of $500,000 for Lasers use at all times.

     8. Laser shall become a full service distributor/supplier of IPG products under wholsale price structure.

     9.   IPG to pay off fees relating to Public Reporting Requirements.

     10. Lasers year end profit after taxes are to be split 50/50 between Bal and IPG until 300,000 is paid at which time Bal can switch employee contract over to IPG.

     11. Quarterly meetings to be held by phone or in person. Annual Shareholder meeting at boards discretion.

     12. Laser will pay an administration fee based on real costs related to Laser's reporting to corporate estimated to be up to 1000 per month plus expenses.

     13. Gerard Group Inc. will transfer all assets pertaining to Laser such as pick-up trucks, back hoes, loaders to WHC.

     14. A consultant fee to Mr. Jim Turek shall be negotiated and agreed to by Bal and Turek and paid by Laser.

     15. Points of Disclosure, is suit involving Mark Andre and loan repayment by Bob Wilson, by Laser to WHC.

                                                /s/  Gary G. Bal      10/15/98
                                          -------------------------------------
                                          Gary G. Bal                   Date


                                                /s/  Debra A. Bal     10/15/98
                                          -------------------------------------
                                          Debra A. Bal                  Date


                                                /s/  James N. Turek   10/15/98
                                          -------------------------------------
                                          James N. Turek                Date
                                          President WHC/IPG

                           WICKLUND HOLDING COMPANY

                              ACCREDITED INVESTOR
                      SUBSCRIPTION AGREEMENT OFFERED BY
                          EXECUTIVE OFFICER OF ISSUER

THE SHARES OF COMMON STOCK, PAR VALUE $.05 PER SHARE ("SHARES") OF WICKLUND HOLDING COMPANY, A DELAWARE CORPORATION, ("WHC") BEING PURCHASED HEREBY WERE NOT REGISTERED AS SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY BLUE-SKY LAW OF ANY STATE BASED UPON EXEMPTIONS THEREFROM AND MAY ONLY BE OFFERED IN THE STATE OF MICHIGAN WITHOUT PRIOR WRITTEN CLEARANCE FROM COUNSEL TO THE WHC.

SHARES ARE ONLY OFFERED TO BE SOLD OR SOLD BY AN EXECUTIVE OFFICER OF WHC FOR NO COMMISSION TO PERSONS WHO ARE RESIDENTS OF THE STATE OF MICHIGAN WHO ARE "ACCREDITED INVESTORS" UNDER SECTION 4(2) AND REGULATION D UNDER THE SECURITIES ACT OF 1933 AS AMENDED.
          Name(s) of Investor-Subscriber(s)          GARY G. BAL
          (All reference individual Investor-        ------------
           Subscribers shall include multiple        ------------
           Investor-Subscribers)

           Aggregate Purchase Price for Share(s)   $ 30,000 at ($ .50 per Share)
                                                   --------     ------
WICKLUND HOLDING COMPANY
117 West Hampton
Lexington, Kentucky   40511

Gentlemen:

           1. The undersigned (the "Investor"), which term includes multiple, as well as single persons throughout this Agreement, hereby completes his, her or its acquisition of an amount of restricted Shares equal to 1,960,784 Shares of WHC prior to a 1 for .1448 Share reverse split of the Common Stock, per value $.05 per Share, of WHC, which shall take place in the near future, from WHC in exchange for all of the outstanding capital stock of Laser Engineering, Inc., a Florida corporation ("LEI"), all of which is duly authorized, validly issued, fully paid and nonassessable on the terms hereinafter set forth described as follows :

  GB
-----      2. Investor further understands that his/her or its shareholder stat us
Investor's    in WHC Investor's may not be withdrawn, or Investor's revoked and may
Initials      thereafter be withdrawn, unless this Subscription Agreement has been renewed between the parties.
  GB
-----      3. Investor understands that WHC reserves the right to reject all or
Investor's    part of any subscription in its sole discretion, and that Investor will be
Initials      promptly notified by WHC as to whether his, her or its subscription has been accepted. If Investor's subscription is accepted, WHC will execute this Subscription Agreement and return a notification of acceptance to Investor.  If this subscription is not accepted, the purchase price shall be refunded promptly and this
              Subscription Agreement shall be void.
  GB
-----      4. Investor hereby represents and warrants to and agrees with WHC as follows:
Investor's    (a)(1)    he/she/it is an "accredited investor" as that term is defined by Regulation D under the
Initials      Securities Act of 1933, as amended (the "Act"), in that he, she or it comes within one or more of the following classifications:

              (A) Any bank as defined in section 3 (a) (2) of the Act, or any savings and loan association or other institution as defined in section 3 (a) (5) (A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer G4 registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2 (13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2 (a) (48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301 (c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

     (B) Any private business development company as defined in section 202 (a)
  (22) of the Investment Advisers Act of 1940;

     (C) Any organization described in section 501 (c) (3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

     (D) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

     (E) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase or in excess $1,000,000;

     (F) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,00 in each of those years and in either case has a reasonable expectation of reaching the same income level in the current year;

    (G) Any trust, with local assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 230.506 (b) (2)
  (ii) of Regulation D; and

    (H) Any entity in which all of the equity owners are accredited investors, or.

   GB
-------       (a)(2) he, she or it is a suitable investor, being able to absor b  and understand the risks of the
Investor's    proposed development of the business of WHC, including a complete loss of his, her or its purchase price if he,
Initials      she or it consents that it be leveraged under paragraph 1 (in which case the degree of risk would be increased), above, having a net worth if he or she is an individual of at least $1,000,000.00, exclusive of home, furnishings, and automobiles, irrespective of his or her income.

              Any subscription being made hereunder will not become final until WHC has reasonably reviewed the facts available to it without undue expense to determine the status of each investor under the foregoing criteria.
   GB
-------       (b)  he, she or it is aware that this investment involves a high degree of risk since it is an early stage
Investor's    company, and he, she or it has the financial ability to bear the economic risk of loss of his, her or its
Initials      entire investment, and he, she or it has adequate means of providing for his, her or its current needs and contingencies, and has no need to have his, her or its investment in WHC to be liquid;
   GB
-------       (c)  he, she or it has reviewed the nature of WHC's potential industrial plastics business and its financial
Investor's    position as a start-up entity and the merits of the investment with his, her or its own personal independent and
Initials      competent business, tax and legal counsel and with an investment advisor, to the extent he, she or it deemed such reviews to be advisable;

              (d)  his, her or its overall commitment to investments, which are not readily marketable, is not disproportionate to his, her or its net worth and his, her or its investment in WHC will not cause such overall commitment to becomes excessive;


  GB
------        (e)  he, she or it has investigated and fully understands the nature and risks associated with WHC's
Investor's    proposed development of its industrial plastics business and represents that the Shares subscribed fInitials
Initials      constitute  an investment which is suitable and consistent with his, her or its investment program and that his, her or the net worth and financial situation enables, his, her or it is bear the rues of his, her or its investment;

              (f)   Gary G. Bal (if no-one none, so state) has acted as his, her or its Purchaser-Representative for purposes of the private placement exemption under Sections 4 (2) and 3 (a) (11) of the Securities Act of 1933 (the
              "Act") as amended, and Regulation D promulgated thereunder, and he, she or it has duly appointed such person to act as his, her or its Purchaser Representative and such Purchaser Representative is qualified to act in such capacity. If the Investor has duly appointed a qualified Purchaser Representative, the Investor has been advised by his, her or its
              Purchaser Representative as to the merits and risks of an investment in WHC in general and the suitability of the investment for the Investor in particular, and further, his, her or its Purchaser Representative has disclosed to the
              Investor in writing (a copy of which shall be annexed to this Subscription Agreement) any past, present or future material relationship, actual or contemplated, between the Purchaser Representative or his, her or its affiliates and
              WHC or its officers, directors or any of their respective affiliates;
   GB
-------       (g)  he, she or it or his, her or its Purchaser Representative, (if any), has sufficient knowledge and
Investor's    experience in matters relating to the proposed  development of the industrial plastics business of WHC,
Initials      and/or experience through investments in business similar to that of WHC and business and financial matters in  general, and is capable of gathering and evaluating and has in fact gathered and evaluated all information concerning all facts and risks that he, she or it deems to be material concerning an investment in Shares and WHC, and represents to WHC, its officers, directors, professionals, broker-dealers and finders that he, she or it is aware of its material facts as a result of his, her or its own investigations and disclosures from WHC and such persons;
   GB
-------        (h)  he, she or it or his, her or its Purchaser Representative (if any) has been given the opportunity
Investor's     to ask questions of, and receive answers from, the Officers of WHC and their professionals, concerning and
Initials       information, risks and the details as to (i) the names and backgrounds of the trader and all other individuals and entities associated with WHC and the intended application of his, her or its purchase price, (ii) WHC's current financial condition and any relationships(s) between them, (iii) any direct or indirect compensation or remuneration to be received by any identified promoter of WHC or any identified affiliate of such a promoter of WHC, (iv) the fact that WHC was initially organized in Delaware to do business in the oil and gas business, and (v) the terms and conditions of the Shares and such industrial plastics business.  The Investor has also had an adequate opportunity to obtain additional information necessary to verify the accuracy of the information furnished to him, her or it or such other information as he, she or it or his, her or its Purchaser Representative
               deemed material and relevant to his, her or its decision to enter into this Subscription Agreement to purchase
               Shares;

               (i)  the residence or principal office of the Investor set forth below is the true and correct residence or principal office of the Investor and he, she or it has no present intention of becoming a resident or domiciliary of any other state or jurisdiction;
    GB
-------        (j)  he, she or it has read and understands this Agreement, the Shares, WHC's Certificate of Incorpora-
Investor's     tion and By-Laws and related documentation and hereby specifically accepts and adopts each and every
Initials       provision hereof with respect to WHC, its officers, directors,  affiliates, accountants, auditors, attorneys, agents, employees, partners, co-venturers, subsidiaries and parent corporations;



-------        (k)  IN MAKING HIS, HER OR ITS DECISION TO PURCHASE A SHARE(S) OF WHC, HE, SHE OR IT MADE
Investor's     HIS, HER OR ITS OWN INDEPENDENT INVESTIGATION OF ANY AND ALL FACTS THAT ARE RELEVANT
Initials       AND MATERIAL TO HIM, HER OR IT AND/OR TO HIS, HER OR ITS INDEPENDENT PURCHASER
               REPRESENTATIVE AND HE, SHE OR IT RELIED SOLELY UPON INDEPENDENT INVESTIGATIONS MADE BY
               HIMSELF, HERSELF OR ITSELF AND/OR HIS, HER OR ITS DULY APPOINTED AND QUALIFIED PURCHASER
               REPRESENTATIVE (IF ANY), ABOUT WHC, ITS PROPOSED INDUSTRIAL PLASTICS BUSINESS, AND ITS
               AFFAIRS, AND HE, SHE OR IT FULLY UNDERSTANDS THAT THERE ARE NO GUARANTEES, ASSURANCES
               OR PROMISES TO HIM, HER OR IT BY ANYONE IN CONNECTION WITH THE SHARES PURCHASED
               HEREUNDER BEYOND WHC'S OBLIGATION TO RETURN HIS, HER OR ITS PURCHASE PRICE AFTER
               DEDUCTING ANY LOSSES IN EXCESS OF CUMULATIVE NET INCOME OF WHC THEREFROM, AS AND WHEN
               REQUIRED HEREUNDER AND HE, SHE OR IT UNDERSTANDS THE PARTICULAR TAX CONSEQUENCES
               ARISING FROM HIS, HER OR ITS SUBSCRIPTION FOR THE SHARES HEREUNDER.  HE, SHE OR IT
               UNDERSTANDS THAT HE, SHE OR IT MAY NOT RELY UPON AND REPRESENTS THAT HE, SHE OR IT IS NOT
               RELYING ON COUNSEL, ACCOUNTANTS OR AUDITORS OR THE OFFICERS, DIRECTORS OR AFFILIATES
               OF WHC FOR ADVICE IN THIS REGARD, OR ON ANY OTHER MATTERS CONCERNING HIS, HER OR ITS
               SUBSCRIPTION FOR SHARES HEREUNDER, INCLUDING THE TAXABILITY OF THE EXCHANGE HERUNDER,
               AS TO ALL OF THE FOREGOING HE IS RELYING ON HIMSELF AND THE ADVICE OF HIS OWN ADVISORS;

               (l)  he, she or it understands that no legal opinion or advice is being given to him, her or it by WHC, its employees, officers, directors, counsel, accountants, auditors, shareholders and anyone else on behalf of WHC as to any tax or other matters involving this offering;
   GB
-------        (m)  he, she or it understands that the Shares involve a high degree of risk in an early stage company with
Investor's     no substantial assets and no agreement not to use the proceeds of the Share sales hereunder until any
Initials       amount of proceeds have been raised through sale of Shares hereunder with no agreement by WHC not to use any proceeds from this offering or interest thereon until any amount of proceeds has been raised, and he, she or it has taken full cognizance of and understands such risks. Investor also represents that he, she or it recognizes that it is not anticipated that there will be any market for the Shares (other than by WHC repaying his, her or its purchase price and profit earned on his, her or its Shares), (other than to receive repayment of his, her or its purchase price and profit earned on his, her or its Shares) and that the value of the Shares purchased hereunder was arrived at arbitrarily without reference to market, book or asset values or any other criteria of value;

               (n) he, she or it understands and agrees that the Shares subscribed were not registered under the Securities Act of
               1933, as amended (the "Act"), or the Michigan Uniform Securities Act, as amended ("MUSA"), pursuant to exemptions therefrom. As a result, they constitute or may constitute "restricted securities" as that term is defined under Rule
               144 of the Act, and that, as a subscriber of the Shares hereunder, Investor must bear the economic risk of the results thereof until his, her or its purchase price is eligible for withdrawal hereunder, because of the restricted nature of the Shares and agrees that the Shares may not be transferred otherwise than upon death, by sale, gift, pledge or any other means, unless they have been registered under the Act and MUSA and other applicable state blue-
               sky laws or such transfer would be exempt from such registration and not in violation of any law or rule administered by the Securities and Exchange Commission, any state securities regulating authority, any national stock exchange or any over-the-counter securities regulating authority in the opinion of counsel to WHC. Accordingly, he, she or it agrees that he, she or it will make no transfer of the Shares by sale, pledge, gift, or other means, if, in the opinion of counsel to WHC, such transfer would be in violation of any law or rule administered by the Securities and
               Exchange Commission, any state securities regulating authority, any national stock exchange or any over-the-counter securities regulating authority, and he, she or it agrees that a stop-transfer order or other notation shall be placed on WHC's records to preclude any such transfer of unregistered Shares without such a favorable opinion of counsel to WHC;

              (o)  he, she or it understands and agrees that since the Shares are being offered effective as of the date hereof, without registration under the Act or the MUSA or any other state securities laws and are not being acquired on a transferable basis, he, she or it will have to hold the Shares in definitely, unless subsequently registered or an exemption



            from the registration requirements develops under the Act, the MUSA or any other applicable state securities law. WHC is not obligated to and does not propose to register the Shares or to publish the information necessary to enable Investors to sell the Shares or to furnish Investors with the information necessary to enable Investors to make routine sales of the Shares under Rule 144 or under any exemption under the laws of an y state, where applicable;

            (p) he, she or it is acquiring the Shares for his, her or its own account for investment, with no present intention or contractual obligation to divide the Shares with others or of distributing, reselling, pledging or otherwise disposing of all or any portion of the same;

            (q) he, she or it understands that no federal or state agency has made any finding or determination as to the fairness for investment in, or any recommendation or endorsement of the Shares;

            (r) he, she or it is aware that no securities broker-dealers, agents (and/or with respect to Shares offered and sold in Michigan to Michigan persons by persons who are registered or exempt from registration as such in the State of Michigan) shall receive any compensation for their services in connection with this subscription transaction;

            (s) all of the representations and warranties of the Investor contained herein and all information furnished by the Investor to WHC are true, correct and complete in all respects; and

   GB
-------     (t)  he, she or it understands that regardless of whether or
Investor's  not WHC has received any amount of proceed from the sale of its
Initials    Shares, which it has accepted, which may include proceeds from sales of its Shares to Affiliate of WHC, subject to their
            resale thereof to third persons, the Shares shall be deemed to have been issued and Investor shall thereafter have all of the rights incident to ownership thereof, including, without limitation, any voting rights with respect to said Shares. At the time of the sale of any WHC Shares, WHC may use the entire proceeds of the sale under this Agreement in its business, with no escrow thereof or any other conditions to their use.

            Investor undertakes to notify WHC immediately of any change in any representation, warranty or other information relating to the undersigned set forth herein.

            5. Investor further acknowledges and agrees that any document intended to officially represent any Shares purchased hereunder, as if it were a stock certificate, shall bear the following legend or the equivalent:

            "The Shares were sold without registration under the Securities Act of 1933 ("Act"), under the Michigan Uniform Securities Act ("MUSA") and/or under any other state blue-sky law (MUSA and such other laws being referred to hereinafter as state blue-sky laws), and are "restricted securities" as defined in Rule 144 under the Act. These Shares have been acquired for investment and no sale, transfer or hypothecation thereof or any other interest therein may be made except pursuant to an effective registration statement under the Act and under the applicable state blue-sky laws, unless the issuer has received an opinion of counsel to the issuer that such transfer does not require registration under the Act or under state laws."

            6. The foregoing representations, warranties, agreements,
               undertakings and acknowledgments are made by Investor with the intent that they be relied upon in determining his, her or its suitability as a subscriber to the Shares, and Investor hereby agrees that such representations, warranties, agreements, undertakings and acknowledgments shall survive his, her or its admission as a shareholder of WHC and his, her or its subscription for the Shares.

           If more than one person is signing this Subscription Agreement, such representation and warranty and undertaking herein shall be a joint and several representation, warranty and undertaking of each such person. If Investor is a partnership, corporation, trust or other entity, Investor further represents and warrants that (I) Investor has enclosed with this Subscription Agreement appropriate evidence of the authority of the individual executing this Subscription Agreement to act on behalf of Investor, unless all of its equity owners are "accredited investors" as that term is defined under the Securities Act of 1933, as amended, (ii) Investor was not specifically formed to acquire th e Shares, (iii) Investor was not formed later than ______ years (or months) ago, and (iv) Investor is not denoting more assets than it can afford to the acquisition of Shares. If Investor is an entity, Investor further represents that the funds to make this investment were not derived from additional purchase price of the owners of or investors in such entity made for the purpose of enabling the entity to subscribe for the Shares.

           7. Investor agrees that this Subscription Agreement is made and to be performed in and under the laws of the State of Michigan. Any actions by the Investor with respect to the Shares under this Subscription Agreement or on any other legal authority shall be brought in the federal or state courts serving Oakland County, Michigan. Any such actions against the WHC, its affiliates, subsidiaries, parent corporations, managers, members, general or limited partners, co-venturers, trusts, employees, agents, attorneys, accountants, auditors, securities-broker dealers, or finders, must be brought within one year after the date of this Subscription Agreement, regardless of any claim that could be made to toll the statute of limitations thereon and all such persons shall be third party beneficiaries of this paragraph. Any actions brought in violation of this paragraph or alleging that Investor is not an "accredited investor" as represented above shall render Investor liable for all court costs and attorneys fees incurred to defend such action by any of the above parties, but not less than ten thousand dollars as liquidated damages. Any challenge that is not 100% successful in obtaining all relief that is sought, which is made by Investor to this Subscription Agreement and the transaction herein shall render Investor liable for all actual costs, expenses and legal fees to defend against such challenge.

           8. The WHC shall make a notation as to the restricted nature of the Shares on its books and Stock transfer records. Investor agrees that the Shares may not be sold without registration under the Michigan Uniform Securities Act, as amended, the Securities Act of 1933, as amended, and any other appropriate state securities laws unless an exemption therefrom is available in the opinion of Counsel to WHC.

           9. Investor represents that he, she or it did not become aware of this investment opportunity through any, and knows of no, general advertising or solicitation about his, her or its subscription for the Shares. Investor represents and acknowledges that he, she or it did not become aware of any advertising or general solicitation concerning this offering from anyone or source and he, she or it represents to WHC that he, she or it has no claim that any advertising or general solicitation concerning this offering ever took place.

   GB
-------       10.  Investor warrants, represents and agrees that he, she or it  has obtained and been furnished with all
Investor's    material  facts that he, she or it deems necessary in order to make the statements made to him, her or it, in
Initials      light of the circumstances under which they were made, not misleading to him, her or it and declines to be furnished with any or all information, even if it consists of material facts that might be necessary to be furnished to other persons in order to make the statements made, in light of the circumstances under which they were made, not misleading to them in connection with this transaction. This includes without limitation, information that he, she or it desires and deems material to this transaction concerning use of the proceeds of this Offering in the proposed industrial plastics business, financial information concerning WHC, direct and indirect compensation and remuneration to be received by all promoters of WHC or their affiliates, any compensation by way of brokerage or finders or professional fees paid or payable in connection with this Offering, with full identification of each recipient thereof and the current status of WHC's business. Investor understands that WHC, its management advisors and affiliates are relying heavily on this warranty, representation and agreement in entering into this Subscription Agreement.


          11. Investor represents that he, she or it is of legal age, fully competent and is fully authorized to enter into this Subscription Agreement.

          12. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

          13. WHC reserves the right to reject this Subscription Agreement without specification of the reasons therefor or to waive any conditions thereto that are for its benefit. If any such rejection is made, WHC shall promptly return all subscription payments with respect thereto.

          14. WHC is organized in Delaware and as of the date hereof, its income, assets, liabilities and net worth are insubstantial. WHC is in the primary business of making industrial plastic components. WHC's principal office is located at 117 West Hampton, Lexington, Kentucky 40511.

          15. There are significant financial and other risks involved with a corporation of this nature, FOR EXAMPLE, THERE IS SOME RISK THAT THE BUSINESS MAY PRODUCE LOW OR NO PROFITS OR EVEN LOSSES DUE TO MARKET CONDITIONS. ANY INVESTMENT IN THE SHARES THAT IS MADE AND CONFIRMED HEREUNDER SHOULD BE EVALUATED BY A PERSON WITH CONSIDERABLE EXPERIENCE IN THE INDUSTRIAL PLASTICS BUSINESS. THERE MAY BE SOME RISK OF ITS ABILITY TO PERFORM IN THE BUSINESS, DESPITE THE FACT THAT WHC'S ACTIVITIES ARE EXPECTED TO BE MANAGED BY EXPERIENCED BUSINESSMEN.

          16. The parties agree that, except as may be set forth at the end of this Subscription Agreement, there will be no brokerage commissions or finder's fees payable to anyone in connection with this sale and no services of brokers or finders were used for this purpose. No officer of WHC who is offering the Shares shall receive any commission, fee or any type of remuneration in connection with this transaction directly or indirectly.

          17. This fully executed Subscription Agreement will be forwarded to the Investor under separate cover promptly after acceptance thereof by WHC. If it is not accepted and forwarded by , 199 , the purchase price shall be promptly refunded to him, her or it without interest.

   GB
-------    18.  For convenience in keeping all filings up to date, each Investor hereby irrevocable authorizes and
Investor's      empowers WHC management in office from time to time to execute and file any reports of this Offering and
Initials        any amendments thereto as determined from time to time in the discretion of the Management, coupled with an interest in the Management and in their shareholder's account for this purpose only.
   GB
-------    19.  The Investor(s) hereby waive detailed disclosures required to be given in an offering fully registered under
Investor's      federal of the law of any state in reliance upon their access to information as an accredited investor on the
Initials        grounds that they do not need any other disclosures from WHC or its agents for purposes of making this investment.



           20. Simultaneously with his investment hereunder Investor(s) agree( s) to:

               A. Receive certificates for the Shares being acquired by Investor hereunder as and when he delivers to WHC all items under section 20F hereunder, plus certificates for all of the outstanding shares of capital stock of every class outstanding of LEI, duly endorsed to WCH with signatures appropriately guaranteed by a bank or a securities broker-dealer.

               B. Be elected to a position on the WHC board of directors, to serve until his successor is duly elected and qualified, as and when he is to receive certificates for the Shares under section 20A hereunder, which James N. Turek agrees to vote his Shares of WHC and use his best efforts of persuasion, as necessary for this purposes with other WHC shareholders in favor of. Investor(s) likewise agree(s) to vote his WHC Shares for James N. Turek and his designees to serve on the board of directors of WHC.

               C. To honor the employment agreement with James N. Turek and International Plastics Corporation with duties and on terms agreed upon therein and to provide Gary G. Bal with same including a bonus of $500,000 paid from new credit line.

               D. To maintain WHC in good standing as a publicly traded company under the Securities Exchange Act of 1934, as amended, and to use his best efforts along with those of James N. Turek to qualify WHC's common stock for trading either on the NASDAQ or a prominent national stock exchange.

               E. To use their best efforts to cause WHC to continue the services of Frederick K. Hoops as its corporate counsel.

               F. To provide WHC within 45 days after the date hereof, with the following items which shall be satisfactory to WHC in substance:

                 (a) current financial statements of LEI, prepared on an accrual basis, which have been maintained in accordance with generally accepted accounting principals,

                 (b) all corporate records and minute books of LEI,

                 (c) all bank account records and check books of LEI,

                 (d) minutes electing designees of WHC to positions of
               control on LEI's board of directors,

                 (e) copies of all corporate contracts, leases, licenses,
               patents, trademarks, tradenames, copyrights, collective bargaining agreements, insurance policies, bonds, equipment leases, mortgages, lien documents, promissory notes, lending agreements, UCC financing statements, certificates and title documents for all assets of LEI,

                 (f) copies of all records reflecting liabilities of LEI,
               including outstanding purchase orders, and job agreements showing whether or not each outstanding job is bonded, and if so for how much,

                 (g) copies, title to and/or description of all other material a ssets and liabilities of LEI,

                 (h) pleadings from all pending litigation and any threats
               thereof involving LEI, directly or indirectly, wherever located, including arbitration and mediation actions,

                 (i) copies of all federal, state and local tax returns of all types evidencing the filing and payment of all taxes due by LEI anywhere and to any government, and

                 (j) a good standing certificate in Florida and any other states in which LEI is qualified to do business.

                 (k) Gary G. Bal employment contract,

                 (l) a six (6) month termination clause from date of signing for non-payment or non-performance, and

                 (m) can be renegotiated during the following 180 days pending current contract profits if payments have not been made.

     IN WITNESS WHEREOF, the undersigned have executed this Subscription Agreement on this 25 day of MARCH, 1998


                          SUBSCRIBER(S) (INVESTOR(S))
                             Gary G. Bal
                          ---------------------------
                          Signature

                          Name:    Gary G. Bal
                                ----------------------

                          ----------------------------
                          Signature

                          Name:-----------------------
                          Title
                               ------------------

Investor's (s)' Address(es) of Investor(s)'
Residence or Principal Office:

  2520 N. Powerline Rd.
  ---------------------
  Suite 302
  ---------------------
  Pampano Beach, FL 33069
  ----------------------

s
Investor's(s)' Social Security or       Complete if any brokerage commissions or
Tax Identification Number(s):           fees are to be paid in connection with
####-##-####                            this subscription:
-------------                                       N/A
Name            :                      -----------------------------------------
    ------------                       (Name of Recipient)
#
----------------
Name:
     -----------                              N/A
                                      -----------------------
                                      (Type of Compensation)
                                              N/A
                                      -----------------------
                                              N/A
                                      -----------------------
                                      (Address of Recipient)

                                              N/A
                                      -------------------------
                                      (Amount of Compensation)

  The terms of the foregoing including the subscription described therein are agreed to and accepted on this 25th day of March , 1998.

                           WICKLUND HOLDING COMPANY
                         BY: James N. Turek
                            -----------------------
                              James N. Turek
                              President

     Purchaser Representative's disclosure under Section 4(f) is attached hereto and is confirmed as correct as written. If none is required check here .

                                            N/A
----------                    ------------------------------------
Date                          Signature of Purchase Representative

                              ------------------------------------
                              Name:
                                   -------------------------------
                              Address:
                                     -----------------------------

                                       12